UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2015

RESTAURANT BRANDS INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Canada	001-36786	98-1202754
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Restaurant Brands International Inc.

226 Wyecroft Road

Oakville, Ontario L6K 3X7

(Address of principal executive offices, including Zip Code)

(905) 845-6511

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 9, 2015, Restaurant Brands International Inc. (“RBI” or the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC and Morgan Stanley Canada Limited (the “Underwriters”) and Holdings L115 LP (the “Selling Shareholder”), an affiliate of 3G Capital Partners LP (“3G”), pursuant to which the Selling Shareholder will sell 17,542,410 common shares, no par value, of RBI (the “Shares”) to the Underwriters subject to and upon the terms and conditions set forth therein. The Company will not receive any proceeds from the sale of the Shares in the offering.

The Shares will be issued to the Selling Shareholder prior to the closing of the offering in exchange for the same number of Class B exchangeable limited partnership units (the “Partnership exchangeable units”) of Restaurant Brands International Limited Partnership (the “Partnership”), a subsidiary of RBI, on December 14, 2015 pursuant to an exchange notice delivered to Computershare Trust Company of Canada, the Partnership’s exchange agent, by the Selling Shareholder, which notice has become irrevocable and binding on the Selling Shareholder and the Partnership. After settlement of the exchange notices on December 14, 2015 and the sale of the Shares to the Underwriters, funds affiliated with 3G will hold approximately 47.5% of RBI’s common shares (assuming the exchange of all outstanding Partnership exchangeable units by all holders), which represents approximately 43.2% of the voting power in RBI. The sale of the Shares is expected to close on December 15, 2015.

Pursuant to the terms of the Underwriting Agreement, the Company, the Selling Shareholder, certain other 3G funds that own Partnership exchangeable units, and each of the Company’s directors and executive officers have agreed with the Underwriters, subject to certain exceptions, not to dispose of or hedge any of their Common Shares or securities convertible into or exchangeable for Common Shares during the period from the date of the offering, continuing through the date 60 days thereafter, except with the prior written consent of the Underwriter. In addition, the Company and the Selling Shareholder have agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the Underwriter may be required to make in respect of those liabilities.

A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report and is incorporated herein by reference. The foregoing summary of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the complete terms of the Underwriting Agreement filed as Exhibit 1.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated December 9, 2015, by and among Restaurant Brands International Inc., Morgan Stanley & Co. LLC, Morgan Stanley Canada Limited and Holdings L115 LP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESTAURANT BRANDS INTERNATIONAL INC.

/s/ Jill Granat
Date: December 10, 2015	Name:	Jill Granat
	Title:	General Counsel and Corporate Secretary